Exhibit 10.5

LUTCAM Inc.

DRAFT DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”) is made as of this ____ day of _________, 200___ between Lutcam, Inc., a company incorporated under the laws of the State of Nevada (the "Company") and _________________________
(the "Distributor") .

WHEREAS the Company is a Master Distributor throughout the Territory (as hereinafter defined) of the interlocking deck products bearing the "ThruFlow Interlocking" trademark and any other products, all as shown on Schedule “A” hereto, as may be amended from time to time at the sole discretion of the Company by written notice thirty (30) days in advance of the effective date of such amendment (the "Products");

AND WHEREAS the Distributor, being familiar with the Products, wishes to enter into an Agreement with the Company whereby the Distributor will undertake responsibility for the distribution and sale of the Products on a nonexclusive basis throughout the Territory (as hereinafter defined) on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1. DEFINITIONS AND SCHEDULES

Definitions

(1.1)	As used in this Agreement, the following words and phrases shall have the following meanings:

"Term" means the term of this Agreement as provided in subsection 3(1) including any renewal provided thereunder;

"Territory" means in the States of Michigan, Ohio, Pennsylvania, New York Indiana, Illinois, Iowa, Wisconsin and the country of Canada. The Territory may be modified at the sole discretion of the Company with thirty (30) days written notice.

"Trademark" means the unregistered trademark "ThruFlow Interlocking". Additional trademarks may be added at the sole discretion of the Company.

Schedules

(1.2) The attached schedule forms part of this Agreement and is hereby  incorporated as though set forth in full herein.

2. APPOINTMENT AND TERRITORY

Appointment

(2.1)
Subject to the terms and conditions of this Agreement, the Company hereby grants to the Distributor the right to distribute and sell the Products within the Territory and hereby appoints the Distributor as its distributor for this purpose .

Sub -Distributors

(2.2)
In connection with the performance of its obligations hereunder, the Distributor shall have the right, subject to prior written approval of the Company, to appoint sub-distributors, provided that, as a condition of such appointment, such sub-distributors shall agree in writing to distribute the Products only within the Territory and to be subject to the terms of this Agreement.

Restriction on Sale of Products

(2.3)
The Distributor shall not, directly or indirectly, distribute or sell Products for delivery to any location outside of the Territory. The Distributor agrees that it will not solicit orders for Products, advertise the Products, maintain any branch for marketing the Products or keep any stock of the Products outside the Territory. The Company will not deliver Products at the request of the Distributor to any address outside of the Territory.

3. TERM AND RENEWAL

Term

(3.1)
This Agreement shall become effective upon its execution by both parties hereto and, unless terminated earlier in accordance with the provisions of this Agreement, shall remain in effect for a period of Two (2) years from the date of such execution (the "Initial Term").

Renewal

(3.2)
Upon the expiry of the Initial Term and provided that the Distributor is not otherwise in default hereunder, the Company may, in its sole discretion, by notice in writing to the Distributor, renew this Agreement upon the terms and conditions herein contained for an additional ______ (__) year term (the "Renewal Term").

4. OBLIGATIONS OF THE DISTRIBUTOR

The parties agree that during the term of this Agreement the Distributor shall:

(4.1) advertise and promote the sale of the Products in the Territory and  to  make regular and sufficient contact with the present and potential  customers of the Distributor;
(4.2) anticipate requirements and order promptly when required for the purpose  of facilitating shipments from Company at minimum transportation costs;
(4.3) maintain adequate sales and warehouse facilities and sufficient stock of  the Products to ensure prompt service to customers of the Distributor;
(4.4) promptly comply with the terms of sale for any of the Products as herein  provided or as provided in any invoice provided by the Company;
(4.5) promptly pay the sale price as herein provided;
(4.6) honor any warranty offered by the Company on the Products;
(4.7) provide an annual marketing plan covering the Distributor’s Territory  prior to the beginning of each new calendar year;
(4.8) maintain minimum levels of sales on an annualized basis as agreed;
(4.9) maintain an annual sales growth after year one of at least 15% annually;
(4.10) provide at the company’s request sales data containing end customer  names and locations in addition to annual sales levels by customer along  with average selling prices of the Product and any other detailed sales  information the Company may request; and
(4.11) refrain from selling competitive products.

5. PRICES AND PAYMENT

Sale Price

(5.1)
The Company shall, from time to time, provide the Distributor with its price-list, the current form of which is attached hereto as Schedule "A", with respect to the Products, which may be amended at the sole discretion of the Company with thirty (30) days written notice. All prices are quoted FOB the manufacturer's plant.

Payment

(5.2)
The Company will invoice the Distributor for all Products sold to it hereunder. Payment terms will require the Distributor to pay for all orders of Products in full within thirty (30) days of the date that the Products are delivered to the Distributor's designated location.

Price-List

(5.3)
The Company may provide to the Distributor, from time to time, lists setting out Distributor’s suggested selling prices with respect to the Products. The Distributor shall have the right to establish its own selling prices for the Products within the Territory. The responsibility of the Distributor is to continue to demonstrate an ability sell to previously agreed-to minimum levels as well as to grow sales annually at least fifteen persenct (15%) year over year. It is recognized that the Distributor’s developed pricing has a direct connection to the Distributor’s obligation to sell minimum quantities of Product and grow sales annually.

Sales and Marketing

(5.4)
Subject to the provisions of this Agreement, the determination of sales and marketing strategies and selling prices for the Products within the Territory during the Term shall be the sole responsibility of the Distributor, subject to any printed and published Product advertising the Company may elect.

Consultation, etc.

(5.5)
The Distributor agrees to consult with the Company from time to time in connection with sales and marketing strategies for the Products. In addition, the Distributor agrees to report regularly, at least once per calendar quarter, to the Company upon marketing conditions affecting the sale of Products within the Territory, as well as providing at the request of the Company any and all customer information relating to the sale of the Product.

6. RESPONSIBILITIES OF THE COMPANY

(6.1)	The parties agree that during the term of this Agreement the Company shall:

(a)
provide the Distributor with such information as the Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products, together with such information as the Company deems appropriate in connection with any warranties relating to the Products;

(b)
replace, at its own cost, any and all Products which are delivered by the Company to the Distributor in a defective state, limited to the published warranties and written performance specifications of the Product provided to the Distributor by the Company;

(c)
arrange for the manufacture and delivery to the Distributor of all orders of Products placed by the Distributor, in minimum truckload quantities with preference to maximizing freight and packaging cost savings, at its designated warehouses in a prompt and timely manner, in minimum truckload quantities only;

(d)
bear all liability in respect of the Products for any and all matters arising out of the manufacture of the Products, limited to the Company’s published Product warranties, written performance specifications and applications of use recommended in writing; and

(e)	permit the Distributor to hold itself out as an authorized distributor of the Products.

7. TERMINATION

(7.1)
The Distributor and the Company each shall have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect:

(a)	if a party is in default of any of the provisions, terms or conditions herein contained and has failed to remedy such default within thirty days of written notice thereof from the other party;

(b)	the other party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(c)	if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(d)
if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

(7.2)	Upon termination of this Agreement for any reason whatsoever, the following shall apply:

(a)	each party shall recover its own and release to the other party all of its rights and privileges granted by this Agreement;

(b)	the Distributor shall return to the Company all advertising, informational or technical material given to the Distributor by the Company;

(c)	the Distributor shall cease using the Company's trade names and trademarks and thereafter refrain from holding itself out as an authorized distributor of the Company;

(d)
if requested by the Company, the Distributor shall sell to the Company, at the original net price paid by the Distributor plus actual freight charges for delivery to the Company, all of the Products sold by the Company to the Distributor in the possession or the control of the Distributor at the time of termination of this Agreement and deliver same to the Company forthwith upon request, provided however, that the Company may reject any of the Products so delivered, which are not in the same condition a delivered to the Distributor; and

(e)	the Distributor shall immediately pay all amounts owed to the Company.

(7.3) This section, number 7, shall survive the termination of this Agreement.

8. TRADE-MARK

Use of Trade-Mark

(8.1)	The Company hereby grants the Distributor a license to use the Trademark only in connection with the sale of the Products as follows:

(a)
the Distributor shall notify the Company promptly of any suspected infringement or passing off or any pending or threatened litigation or other proceeding concerning the Trademark which may come to its attention;

(b)
the Company shall use its best efforts to prosecute, defend and conduct at its own expense all suits involving the Trademark including, without limitation, actions involving infringement or passing off and will undertake any actions or litigate any proceeding reasonably necessary for the protection of the Trademark and the Distributor shall provide every assistance to the Company in such defense at the cost of the Company; and

(c)
nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of the Trademark to the Distributor or give the Distributor any right, title or interest in or to the Trademark and the Distributor acknowledges that all trade-marks, copyrights and all other proprietary marks and/or rights to them are and shall remain the exclusive property of the Company.

9. ASSIGNMENT

Non-Assignability

The parties covenant and agree that neither party shall, without the prior written consent of the other, transfer the whole or any part of this Agreement or any of its interest, rights or obligations hereunder.

10.	INDEPENDENT CONTRACTOR

This Agreement does not and shall not be construed to create any partnership or agency whatsoever as between the Company and the Distributor and the Distributor shall not, by reason of any provision herein contained, be deemed to be the partner, agent or legal representative of the Company nor to have the ability, right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the Company.

11.	GENERAL CONTRACT PROVISIONS

Entire Agreement

(11.1)
This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all the parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

Headings

(11.2)	The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Severability

(11.3)
In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

Governing Law

(11.4)	This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflicts of laws provisions.

Notices

(11.5)
All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

to the Company at:

1775 Lakeshore Road
Sarnia, Ontario N7X1B9

to the Distributor at:

or at such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, three (3) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received three (3) business days after the day following the resumption of normal mail service.

Time of the Essence

(11.6)	Time shall be of the essence.

Further Assurances

(11.7)
The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

Successors and Assigns

(11.8)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Non-Waiver

(11.9)
No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

Force Majeure

(11.10)In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk out, labor controversy, flood, shortage of water, power, labor, transportation facilities or necessary materials or supplies, default or failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be canceled.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

SIGNED, SEALED & DELIVERED )
) LutCam Inc.
)
)
)
) Name: Kerry Tully
) Title: President
)
)_______________________________________
)
)
)
) Name:
) Title:

SCHEDULE A

Current Product Pricing

United States Funds			Canadian Funds
Order Quantity	Four (4) Foot Product Price (per piece)	Three (3) Foot Product Price (per piece)	Order Quantity	Four (4) Foot Product Price (per piece)	Three (3) Foot Product Price (per piece)
4000 +			4000 +
2000- 3999			2000- 3999
400- 1999			400- 1999
200- 399			200- 399
150-199			150-199
100-149			100-149
50-99			50-99